Amkor Technology Reports Financial Results
for the Fourth Quarter and Full Year 2023

TEMPE, Ariz. -- February 5, 2024 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Highlights:
•Fourth quarter net sales $1.75 billion
•Net income $118 million, earnings per diluted share $0.48

Full Year 2023 Highlights:
•Net sales $6.50 billion, down 8% year-on-year
•Gross profit $943 million, operating income $470 million
•Net income $360 million, earnings per diluted share $1.46
•EBITDA $1.13 billion
•Net cash from operations $1.27 billion, free cash flow $534 million

“In 2023, amid a cyclical downturn, Amkor outperformed the semiconductor industry by maintaining our strategic focus on Advanced packaging,” said Giel Rutten, Amkor’s president and chief executive officer. “Amkor gained market share, achieved record revenue in Communications, supported AI deployment with our 2.5D technology, and continued to grow ADAS and Electrification solutions in the Automotive market.”

Financial Results

($ in millions, except per share data)	Q4 2023	Q3 2023	Q4 2022	2023	2022
Net sales	$1,752	$1,822	$1,906	$6,503	$7,092
Gross margin	15.9%	15.5%	17.5%	14.5%	18.8%
Operating income	$159	$167	$225	$470	$897
Operating income margin	9.1%	9.1%	11.8%	7.2%	12.7%
Net income attributable to Amkor	$118	$133	$164	$360	$766
Earnings per diluted share	$0.48	$0.54	$0.67	$1.46	$3.11
EBITDA (1)	$326	$333	$382	$1,135	$1,529
Net cash provided by operating activities				$1,270	$1,099
Annual free cash flow (1)				$534	$194
(1) EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under “Selected Operating Data.”
At December 31, 2023, total cash and short-term investments was $1.59 billion, and total debt was $1.20 billion.
On November 14, 2023, Amkor’s Board of Directors announced a 5% increase in the company’s quarterly cash dividend, from $0.075 per share to $0.07875 per share, on the company’s common stock. The increase was effective with the dividend paid on December 26, 2023. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

Business Outlook
“First quarter 2024 guidance is being driven by a more than seasonal decline in Communications following a record year and weakness in the Automotive & Industrial end market as customers work through inventory,” said Rutten.

The following information presents Amkor’s guidance for the first quarter 2024 (unless otherwise noted):

•Net sales of $1.30 billion to $1.40 billion
•Gross margin of 11.5% to 14.0%
•Net income of $8 million to $48 million, or $0.03 to $0.19 per diluted share
•Full year 2024 capital expenditures of approximately $750 million
Conference Call Information
Amkor will conduct a conference call on Monday, February 5, 2024, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.
About Amkor Technology, Inc.
Amkor Technology, Inc. is the world's largest US headquartered OSAT (outsourced semiconductor assembly and test) service provider. Since its founding in 1968, Amkor has pioneered the outsourcing of IC packaging and test services and is a strategic manufacturing partner for the world’s leading semiconductor companies, foundries, and electronics OEMs. Amkor provides turnkey manufacturing services for the communication, automotive and industrial, computing, and consumer industries, including but not limited to smartphones, electric vehicles, data centers, artificial intelligence and wearables. Amkor’s operational base includes production facilities, research and development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the United States. For more information visit amkor.com.

Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2023	Q3 2023	Q4 2022	2023	2022
Net Sales Data:
Net sales (in millions):
Advanced Products (1)	$1,430	$1,452	$1,488	$5,033	$5,368
Mainstream Products (2)	322	370	418	1,470	1,724
Total net sales	$1,752	$1,822	$1,906	$6,503	$7,092

Packaging services	89%	88%	88%	88%	87%
Test services	11%	12%	12%	12%	13%

Net sales from top ten customers	71%	72%	67%	69%	65%

End Market Distribution Data:
Communications (smartphones, tablets)	56%	55%	50%	50%	44%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	19%	19%	20%	21%	20%
Computing (data center, infrastructure, PC/laptop, storage)	13%	14%	13%	16%	16%
Consumer (AR & gaming, connected home, home electronics, wearables)	12%	12%	17%	13%	20%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	56.5%	56.8%	55.1%	55.1%	51.4%
Labor	9.1%	8.8%	9.0%	9.9%	10.0%
Other manufacturing	18.5%	18.9%	18.4%	20.5%	19.8%
Gross margin	15.9%	15.5%	17.5%	14.5%	18.8%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
(in millions)	Q4 2023	Q3 2023	Q4 2022	2023	2022
EBITDA Data:
Net income	$119	$133	$164	$362	$767
Plus: Interest expense	15	13	15	59	59
Plus: Income tax expense	33	29	46	82	90
Plus: Depreciation & amortization	159	158	157	632	613
EBITDA	$326	$333	$382	$1,135	$1,529

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of, insurance recovery for and grants for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
(in millions)	2023	2022
Free Cash Flow Data:
Net cash provided by operating activities	$1,270	$1,099
Less: Purchases of property, plant and equipment	(749)	(908)
Plus: Proceeds from sale of, insurance recovery for and grants for property, plant and equipment	13	3
Free cash flow	$534	$194

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net sales	$1,751,811	$1,906,210	$6,503,065	$7,091,585
Cost of sales	1,472,702	1,571,936	5,559,912	5,761,598
Gross profit	279,109	334,274	943,153	1,329,987
Selling, general and administrative	78,842	69,598	295,393	283,372
Research and development	41,603	39,594	177,473	149,429
Total operating expenses	120,445	109,192	472,866	432,801
Operating income	158,664	225,082	470,287	897,186
Interest expense	15,478	14,943	59,000	58,563
Other (income) expense, net	(8,342)	520	(32,554)	(18,309)
Total other expense, net	7,136	15,463	26,446	40,254
Income before taxes	151,528	209,619	443,841	856,932
Income tax expense	32,516	45,731	81,710	89,890
Net income	119,012	163,888	362,131	767,042
Net income attributable to noncontrolling interests	(1,450)	413	(2,318)	(1,219)
Net income attributable to Amkor	$117,562	$164,301	$359,813	$765,823

Net income attributable to Amkor per common share:
	$0.48	$0.67	$1.46	$3.13
Diluted	$0.48	$0.67	$1.46	$3.11
Shares used in computing per common share amounts:
Basic	245,799	244,957	245,628	244,676
Basic	247,243	246,693	247,176	246,205

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,119,818	$959,072
Short-term investments	474,869	281,964
Accounts receivable, net of allowances	1,149,493	1,365,504
Inventories	393,128	629,576
Other current assets	58,502	65,123
Total current assets	3,195,810	3,301,239
Property, plant and equipment, net	3,299,445	3,135,614
Operating lease right of use assets	117,006	171,163
Goodwill	20,003	21,517
Restricted cash	799	3,334
Other assets	138,062	188,890
Total assets	$6,771,125	$6,821,757

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$131,624	$143,813
Trade accounts payable	754,453	899,164
Capital expenditures payable	106,368	146,602
Short-term operating lease liability	33,616	70,991
Accrued expenses	358,414	401,841
Total current liabilities	1,384,475	1,662,411
Long-term debt	1,071,832	1,088,521
Pension and severance obligations	87,133	93,540
Long-term operating lease liabilities	56,837	75,745
Other non-current liabilities	175,813	201,839
Total liabilities	2,776,090	3,122,056

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	292	291
Additional paid-in capital	2,008,170	1,996,344
Retained earnings	2,159,831	1,874,644
Accumulated other comprehensive income	16,350	16,699
Treasury stock	(222,335)	(219,226)
Total Amkor stockholders’ equity	3,962,308	3,668,752
Noncontrolling interests in subsidiaries	32,727	30,949
Total equity	3,995,035	3,699,701
Total liabilities and equity	$6,771,125	$6,821,757

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$362,131	$767,042
Depreciation and amortization	631,508	612,702
Other operating activities and non-cash items	39,654	422
Changes in assets and liabilities	236,727	(281,410)
Net cash provided by operating activities	1,270,020	1,098,756

Cash flows from investing activities:
Payments for property, plant and equipment	(749,467)	(908,294)
Proceeds from sale of property, plant and equipment	8,444	3,148
Payments for short-term investments	(657,583)	(438,803)
Proceeds from sale of short-term investments	94,242	33,972
Proceeds from maturities of short-term investments	379,344	370,924
Other investing activities	(26,890)	(68,116)
Net cash used in investing activities	(951,910)	(1,007,169)

Cash flows from financing activities:
Proceeds from revolving credit facilities	370,000	80,000
Payments of revolving credit facilities	(370,000)	(80,000)
Proceeds from short-term debt	20,712	29,711
Payments of short-term debt	(19,448)	(27,187)
Proceeds from issuance of long-term debt	168,335	366,386
Payments of long-term debt	(175,427)	(214,290)
Payments of finance lease obligations	(66,398)	(40,673)
Payments of dividends	(74,686)	(55,116)
Other financing activities	(2,295)	(3,234)
Net cash (used in) provided by financing activities	(149,207)	55,597

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(10,692)	(16,299)

Net increase in cash, cash equivalents and restricted cash	158,211	130,885
Cash, cash equivalents and restricted cash, beginning of period	962,406	831,521
Cash, cash equivalents and restricted cash, end of period	$1,120,617	$962,406

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:
•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•fluctuations in operating results and cash flows;
•our substantial indebtedness;
•dependence on international factories and operations and risks relating to trade restrictions and regional conflict;
•the effects of business, economic, political, legal and regulatory impacts or conflicts upon our global operations;
•fluctuations in interest rates and changes in credit risk;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•difficulty funding our liquidity needs, including as a result of disruptions to the banking system and capital markets;
•our substantial investments in equipment and facilities to support the demand of our customers;
•difficulty attracting, retaining or replacing qualified personnel;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•maintaining an effective system of internal controls;
•the absence of backlog and the short-term nature of our customers’ commitments;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•the historical downward pressure on the prices of our packaging and test services;
•challenges with integrating diverse operations;
•fluctuations in our manufacturing yields;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•environmental, health and safety liabilities and expenditures;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;

•natural disasters and other calamities, political instability, hostilities or other disruptions;
•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;
•significant severance plan obligations associated with our manufacturing operations in Korea; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.